EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 1 to Registration Statement on Form S-4 of ABC Bancorp and the inclusion therein of our report dated January 30, 2004 with respect to the consolidated financial statements of First National Banc, Inc. for the year ended December 31, 2003.

/s/ Moore Stephens Tiller LLC

Savannah, Georgia

November 1, 2005